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                        [Letterhead of Winston & Strawn]

                                                                     EXHIBIT 5.1

                                  June 9, 1997

Lear Corporation
21557 Telegraph Road
Southfield, Michigan 48086-5008

Re: Registration Statement on Form S-3 of Lear Corporation (the "Registration Statement")

Ladies and Gentlemen:

     We have acted as special counsel to Lear Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-3 of the offer and sale of up to 10,284,854 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company by certain selling stockholders (the "Selling Stockholders").

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, we have examined and are familiar with an original or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement relating to the Common Stock, as filed with the Securities and Exchange Commission (the "Commission") on June 9, 1997; (ii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect; (iii) the Amended and Restated By-laws of the Company, as currently in effect; and (iv) resolutions of the Board of Directors of the Company relating to, among other things, the filing of the Registration Statement. We have also examined such other documents and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents and records submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock covered by the Registration Statement are, and, when sold by the Selling Stockholders as described in the Registration Statement, will be, legally issued, fully paid and non-assessable.

     We hereby consent to the reference to our firm under the heading "Legal Matters" in the prospectuses included in the Registration Statement and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Act.

                                          Very truly yours,

                                          /s/ Winston & Strawn
                                          WINSTON & STRAWN

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